January 5, 2006


Brent Bilsland
Sunrise Coal, LLC
6641 State Road 46
Terre Haute, Indiana  47802


     Re:  Sunrise Coal, LLC

Gentlemen:

This letter, effective when executed by the parties hereto, will evidence the current mutual intent, as set forth in Article 1 below, of Hallador Petroleum Company, a Colorado corporation ("Hallador"), on the one hand, and Sunrise Coal, LLC an Indiana limited liability company ("Sunrise"), on the other hand, for Hallador and Sunrise to enter into an agreement with respect to the merger of Hallador into a wholly-owned subsidiary of a holding company to be formed by Hallador and the contribution of the membership interests in Sunrise to such holding company, and into such documents related thereto as the Parties deem necessary or appropriate (collectively, the "Transaction Documents"). Hallador and Sunrise are sometimes referred to individually as "Party" and collectively as the "Parties." The proposed formation of the holding company, the proposed merger of Hallador with a subsidiary of such holding company, the proposed contribution of the Sunrise membership interests to the holding company, and the transactions related thereto, are collectively referred to herein as the "Transactions."

This letter is intended to set forth certain basic terms of the understanding reached to date and to serve as a basis for further discussions and negotiations between the Parties with respect to the Transactions and the Transaction Documents. The matters set forth in Article 1 are not intended to and do not constitute a binding agreement of the Parties with respect to the Transactions or the Transaction Documents. Any such binding agreement will arise only upon the negotiation, execution and delivery of mutually satisfactory definitive agreements and the satisfaction of the conditions set forth therein, including obtaining satisfactory financing and the approval of such agreements by the respective governing authority of each Party.
The matters set forth in Article 2 of this letter do constitute binding agreements of the Parties.

In consideration of the rights and obligations of the Parties hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

                                   ARTICLE 1
                                 TRANSACTIONS

1.1 The Transactions. Hallador shall form a corporation under the laws of the State of Delaware ("Holding Co"). Holding Co shall form a wholly-owned subsidiary. Subject to obtaining all required consents and approvals, Hallador shall merge with the wholly-owned subsidiary of Holding Co, and the members of Sunrise shall contribute their membership interests to Holding Co in exchange for shares of Holding Co.
     Subsequent to the proposed merger and contribution, the Hallador shareholders and the Sunrise members shall hold stock in Holding Co, with Holding Co owning 100% of the outstanding equity of both Sunrise and Hallador. The transaction will also be subject to filing and granting of effectiveness of a registration statement on Form S-4 by Hallador regarding Holding Co and the Transactions. The merger of Hallador into the Holding Co subsidiary is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the reorganization or merger of Hallador into the Holding Co subsidiary, together with the contribution by the Sunrise members of their membership interests in Sunrise to Holding Co, is intended to qualify as a transaction under Section 351 of the Code.

1.2 Transaction Documents. The Parties shall negotiate the terms and conditions of the Transaction Documents in good faith in accordance with the transaction terms set forth below:

           Upon the merger of one subsidiary of Holding Co with and into Hallador, the Hallador shareholders will exchange their shares of Hallador stock for shares of Holding Co stock, receiving one share of Holding Co stock for each share of Hallador stock.

           The members of Sunrise will contribute their interests in Sunrise to Holding Co in exchange for:

                 9,250,000 shares of common stock of Holding Co

                 an aggregate of $1,500,000 in cash

                 warrants to purchase an aggregate of 1,300,000 shares of common stock of Holding Co at an exercise price determined based on the trading price of Hallador's common stock

           Certain shareholders of Hallador and certain members of Sunrise will enter into voting agreements regarding approval of the respective merger and contribution.

           Sunrise shall have no more than $15,500,000 of outstanding debt under its current bank financing and $2,500,000 of loans from its members.

           Holding Co shall obtain bank financing of up to $30,000,000 to replace Sunrise's existing bank financing.

           Sunrise shall prepay an aggregate of $1,000,000 of the loans extended to Sunrise by certain of its members at the closing of the Holding Co bank financing (the remaining aggregate $1,500,000 of member loans will be repaid in accordance with the terms of the loans).

           The bridge loan extended to Sunrise by Hallador shall be paid in full or forgiven at the closing of the Transaction.

     Sunrise acknowledges that in connection with services rendered to Hallador with respect to the Transactions, Hallador has agreed to pay certain compensation consisting of $250,000 in cash, 500,000 shares of common stock and warrants to purchase 360,000 shares of common stock, to an affiliate of Hallador. Sunrise further acknowledges that Hallador may issue and sell up to 3,181,818 shares of common stock at $2.20 per share to private investors prior to the closing of the Transactions.

                                       ARTICLE 2
                                  BINDING AGREEMENTS

1.2 Exclusivity. This letter shall remain in force and effect until the earlier of the date that the Parties enter into definitive Transaction Documents, or June 1, 2006 (the "Exclusivity Period"). During the Exclusivity Period, none of Sunrise or its members, managers, officers or directors will, directly or indirectly, discuss, solicit, pursue, negotiate for or commit to any arrangements relating to the sale or transfer of membership interests or other equity ownership interest in Sunrise or of any of Sunrise's assets. If this letter is terminated by Hallador prior to entering into the Transaction Documents, the Exclusivity Period shall also terminate.

2.2 Confidentiality. The contents of this letter and negotiations hereunder are intended to be confidential and are not to be discussed with or disclosed to any third person, except (i) Hallador may publicly announce it is entering into negotiations with Sunrise with respect to the Transactions; (ii) with the express prior written consent of the other Party hereto; (iii) as may be required or appropriate in response to any summons, subpoena or discovery order or to comply with any applicable law, order, regulation, ruling, stock exchange or national market rule; provided that (a) the disclosing Party seeks, under applicable law, confidential treatment for such information by the governmental or regulatory authority or such other recipient, where appropriate, and
     (b) prior to such disclosure, the other Party is given prompt written notice of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; or (iv) to financial advisors, legal counsel and other consultants assisting such Party, or to third parties in order to obtain such consents or approvals from such third parties as may be necessary or desirable.

2.3 Expenses. Except as expressly set forth herein, each Party shall bear its own costs associated with negotiating and performing its obligations under this letter.

2.4  Approval.  No Party shall be bound by any Transaction Document until
     (i)such Party's governing body shall have approved the Transaction Documents, (ii) such Party shall have executed the Transaction Documents, and (iii) all conditions precedent to the effectiveness of the Transaction Documents shall have been satisfied, including the obtaining of requisite equity and debt financing and the obtaining of any and all requisite federal and state regulatory orders or approvals in form and substance satisfactory to the Parties.

2.5 Entire Agreement. This letter constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior discussions, agreements or understandings, whether oral or written, relating to such subject matter. There are no other written or oral agreements or understandings between the Parties. Any amendment of this letter must be written and signed by both Parties.

2.6 Governing Law. THIS LETTER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES.

2.7 Non-Inclusive; Non-Binding. This letter does not contain all matters upon which agreement must be reached in order for the Parties to enter into the Transaction Documents and consummate the Transactions. This letter does not create and is not intended to create a binding and enforceable contract between the Parties with respect to the provision of Article 1 and the subject matter of any Transaction Document, and may not be relied upon by a Party as the basis for a contract by estoppel or otherwise. A binding commitment with respect to the Transactions and the Transaction Documents can only result from the execution and delivery of definitive Transaction Documents.

2.8 Relationship of Parties. The Parties shall not be deemed in a relationship of partners or joint venturers by virtue of this letter, nor shall either Party be an agent, representative, trustee or fiduciary of the other. Neither Party shall have any authority to bind the other to any agreement.

2.9 Attorneys' Fees. In the event it becomes necessary for either Party to file a suit to enforce the binding provisions of this letter, the substantially prevailing Party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs incurred.

[Signature page follows]

If the provisions of Article 1 correctly set forth our current understanding and the provisions of Article 2 set forth our binding agreement, please execute both originals of this letter in the space provided below, retain one fully-executed original for your file, and return the other original to the undersigned. This letter may be executed in counterparts and by facsimile (followed by originals as set forth in the foregoing sentence), and all such counterparts together shall constitute but one agreement.

                                           Very truly yours,

                                           HALLADOR PETROLEUM COMPANY


                                           By:/S/VICTOR P. STABIO
                                               Victor P. Stabio
                                               President and CEO


Acknowledged, Agreed to and Accepted:

SUNRISE COAL, LLC


By:/s/ BRENT K BILSLAND
       Brent K. Bilsland
       Managing Member
       and Attorney-in-Fact